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                         FUND PARTICIPATION AGREEMENT

        THIS AGREEMENT made as of the ___ day of ________, 2001, by and among NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), a Delaware business trust, NEUBERGER BERMAN MANAGEMENT INC. ("NB MANAGEMENT"), a New York corporation, and NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION ("NYLIAC" or the "COMPANY"), a life insurance company organized under the laws of the State of Delaware (each a "Party," and collectively, the "Parties").

        WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("40 Act") as an open-end, diversified management investment company; and

        WHEREAS, TRUST is organized as a series fund comprised of several portfolios ("Portfolios"), the currently available of which are listed on Appendix A hereto; and

        WHEREAS, TRUST is organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies which have entered into participation agreements with the TRUST and NB MANAGEMENT ("Participating Insurance Companies") and also offers its shares to certain qualified pension and retirement plans; and

        WHEREAS, TRUST has received an order from the SEC, dated May 5,1995 (File No. 812-9164), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Order"); and

        WHEREAS, the COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for one or more of such Variable Contracts; and

        WHEREAS, NB MANAGEMENT is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and

        WHEREAS, NB MANAGEMENT is the investment manager and administrator of the Portfolios of the TRUST and distributor of the shares of each Portfolio of TRUST; and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, the COMPANY intends to purchase shares of TRUST to fund certain Variable Contracts and TRUST is authorized to sell such shares to the COMPANY at net asset value;

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        NOW, THEREFORE, in consideration of their mutual promises, the
COMPANY, TRUST, and NB MANAGEMENT agree as follows:

Article I. SALE OF TRUST SHARES

        1.1 TRUST agrees to make shares of the Designated Portfolios listed in Appendix B, as may be amended from time to time ("Designated Portfolios"), available for purchase at the applicable net asset value per share by the COMPANY and the Separate Accounts on those days on which TRUST calculates its Designated Portfolio(s)' net asset value pursuant to rules of the SEC, and TRUST shall calculate such net asset value on each day which the New York Stock Exchange is open for regular trading.

        1.2 NB MANAGEMENT agrees to sell to the COMPANY those full and fractional shares of the Designated Portfolios of TRUST which the COMPANY on behalf of the Separate Account(s) orders, executing such orders on each Business Day at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this
Section 1.2, the COMPANY shall be the designee of TRUST for receipt of such orders from the COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 10:00 a.m. New York time on the next following Business Day or such later time as permitted by Section 1.5 hereof. For purposes of this Agreement,"Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

        1.3 TRUST agrees to redeem for cash, on the COMPANY's request, any full or fractional shares of TRUST held by the COMPANY, executing such requests on each Business Day at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 1.3, the COMPANY shall be the designee of TRUST for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 10:00 a.m. New York time on the next following Business Day or such later time as permitted by Section 1.5 hereof.

        1.4 TRUST shall furnish same-day notice by wire or telephone (followed by written confirmation) to the COMPANY of any income, dividends, or capital gain distributions payable on the shares of any Portfolio of TRUST. The COMPANY hereby elects to receive all such income, dividends, and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall notify the COMPANY by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions. The COMPANY reserves the right, on its behalf and on behalf of its Separate Account(s), to revoke this election and to receive all dividends and capital gain distributions in cash.

        1.5 TRUST shall make the net asset value per share for the Designated Portfolio(s) available to the COMPANY on each Business Day as soon as reasonably practicable after the net

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asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. In the event that the TRUST is unable to meet the 6:30 p.m. time stated herein, TRUST shall provide additional time for the COMPANY to place orders for the purchase and redemption of shares equal to the additional time it takes TRUST to make the net asset values available to the COMPANY. However, if net asset values are not available for inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available for the COMPANY to execute within the time frame identified in Sections 1.2 and 1.3 hereof, the COMPANY on behalf of the Separate Account(s), shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.

        1.6 In the event of an error in the computation of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), NB MANAGEMENT or TRUST shall immediately notify the COMPANY as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article IX of this Agreement. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then NB MANAGEMENT shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Variable Contract owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then NB MANAGEMENT shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the COMPANY for the costs of adjustments made to correct Variable Contract owner accounts in accordance with the provisions of Article III hereto. If an adjustment is necessary to correct a material error which has caused Variable Contract owners to receive less than the amount to which they are entitled, the number of shares of the appropriate Designated Portfolio(s) attributable to the accounts of the Variable Contract owners will be adjusted and the amount of any underpayments shall be credited by NB MANAGEMENT to the COMPANY for crediting of such amounts to the applicable Variable Contract owners accounts. Upon notification by NB MANAGEMENT of any overpayment due to a material error, the COMPANY shall promptly remit to NB MANAGEMENT any overpayment that has not been paid to Variable Contract owners; however, NB MANAGEMENT acknowledges that the COMPANY does not intend to seek additional payments from any Variable Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall the COMPANY be liable to Variable Contract owners for any such adjustments or underpayment amounts. A pricing error within categories
(b) or (c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement.

        The standards set forth in this Section 1.6 are based on the Parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the Parties shall

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amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

        1.7 At the end of each Business Day, the COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, the COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the NYSE (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share.

        1.8 In the event of net purchases, the COMPANY shall pay for TRUST shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase TRUST shares is made in accordance with the provisions of Section 1.3 hereof. Payment shall be in federal funds transmitted to TRUST by wire to an account designated by TRUST. Upon receipt by the TRUST of the federal funds so wired, such funds shall cease to be the responsibility of the COMPANY and shall become the responsibility of the TRUST. In the event of net redemptions, the TRUST shall pay and transmit the proceeds of redemptions of TRUST shares by 3:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.3 hereof. Payment shall be in federal funds transmitted to the COMPANY or its designee by wire to an account designated by the COMPANY.

        1.9 Notwithstanding Section 1.8, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 40 Act and any rules thereunder, provided however, in no event may any delay by the TRUST in paying redemption proceeds cause the Separate Account(s) to fail to meet its obligation under Section 22(e) of the 40 Act or cause the COMPANY to pay redemption proceeds out of its general account.

        1.10 TRUST and NB MANAGEMENT agree that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies and their separate accounts and to persons or plans which represent and warrant to the TRUST that they qualify to purchase shares of TRUST under Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5 without impairing the ability of the Separate Account to consider the portfolio investments of the TRUST as constituting investments of the Separate Account for the purpose of satisfying the diversification requirements of Section 817(h). Shares of the Portfolios of TRUST will not be sold directly to the general public.

        1.11 TRUST may suspend or terminate the offering of the shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST ("Board"), acting in good faith and the exercise of its fiduciary duties to Portfolio shareholders, including the COMPANY and the Separate Account(s) under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Designated Portfolios.

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        1.12.   Issuance and transfer of the TRUST's shares will be by book entry only. Stock certificates will not be issued to the COMPANY or the Separate Account(s). Shares ordered from the TRUST will be recorded in an appropriate title for the Separate Account(s) or the appropriate sub-account of the Separate Account(s).

        1.13. The Parties acknowledge that the arrangement contemplated by this Agreement is not exclusive; the TRUST's shares may be sold to other Participating Insurance Companies (subject to Section 1and Article VI hereof) and the cash value of the Variable Contracts may be invested in other investment companies.

        1.14. The TRUST and NB Management will not sell shares of the Designated Portfolio(s) to any other Participating Insurance Company separate account unless an agreement containing provisions substantially the same as Sections 2.1, 2.2, 2.3, 2.4, 2.11 and 2.12 of Article II, Article V, and
Article VI of this Agreement is in effect to govern such sales.


Article II. REPRESENTATIONS AND WARRANTIES

        2.1 The COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Delaware and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that NYLIFE Distributors, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.

        2.2 The COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act unless exempt therefrom and cause each Separate Account to remain so registered to the extent required thereby to serve as a segregated asset account for the Variable Contracts.

        2.3 The COMPANY represents and warrants that the interests under the Variable Contracts are or will be registered under the Securities Act of 1933 (the "`33 Act") to the extent required prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws.

        2.4 The COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will make every effort to maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

        2.5 TRUST and NB MANAGEMENT each represent and warrant that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the '33 Act, duly authorized for issuance and sold in accordance with this Agreement and all applicable federal

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and state laws, and TRUST is and shall remain registered under the '40 Act.
TRUST shall amend its registration statement for its shares under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST.

        2.6 TRUST represents and warrants that its operations, including, but not limited to, investment policies, fees and expenses, comply with the insurance laws and regulations and other applicable laws of the various states, and that TRUST has disclosed or made available, in writing, all information requested by the COMPANY and that such information is true and accurate in all material respects as of the effective date of this Agreement. Without prior written notice to the COMPANY, TRUST will not make any changes in fundamental investment policies or advisory fees, and shall at all times remain in compliance with federal securities laws as they apply to insurance products.

        2.7 TRUST represents that it is lawfully organized and validly existing under the laws of Delaware and that it does and will comply in all material respects with the 40 Act.

        2.8 NB MANAGEMENT represents and warrants that it is and will remain duly registered and licensed in all material respects under all applicable federal and state laws and shall perform its obligations hereunder in compliance in all material respects with all applicable federal and state laws.

        2.9 TRUST and the NB MANAGEMENT each represents and warrants that all of their respective directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of TRUST are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of TRUST in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        2.10 The COMPANY represents and warrants that all of its respective directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Separate Account(s) are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Account(s) in an amount not less than $5 million. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        2.11 TRUST and NB MANAGEMENT each represent and warrant that each Portfolio has complied, and will continue to comply, at all times with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations, and will notify the COMPANY immediately upon having a reasonable basis for believing any

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Portfolio has ceased to comply or might not so comply and will immediately take all steps necessary to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

        2.12 TRUST and NB MANAGEMENT each represent and warrant that each Portfolio is currently qualified and will continue to qualify as a "regulated investment company" under Subchapter M of the Code, and will notify the COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

        2.13 Subject to Section 4.2, the COMPANY hereby consents to the use by TRUST of the name and telephone number of the COMPANY and to the reference by TRUST to the relationship between the COMPANY and TRUST as part of an informational page on TRUST'S site on the World Wide Web portion of the Internet. Subject to Section 4.2, the COMPANY hereby further consents to TRUST'S establishing a link between TRUST'S site and the COMPANY's site from the same place that the COMPANY is listed on TRUST'S site as described in the preceding sentence. The TRUST will disclose to the COMPANY the exact location (in the form of an HTTP Uniform Resource Locator ("URL" )) of the informational page on TRUST's site, and the exact URL of the COMPANY's site to which the aforementioned link will be directed. TRUST will not place the COMPANY's site within any frames or parameters. Any copy or graphics used for the purpose of promoting the relationship between the COMPANY and TRUST will be provided to the COMPANY at least ten (10) days in advance of use, and cannot be used without approval by the COMPANY.

        2.14. NB MANAGEMENT represents and warrants that it is and shall remain duly qualified and registered under all applicable laws and that it shall perform its obligations for the TRUST in compliance in all material respects with all applicable laws.

        2.15 NB MANAGEMENT represents and warrants that management and any other fees paid by TRUST to NB MANAGEMENT or its affiliated persons (within the meaning of the 1940 Act)are legitimate and not excessive, and are derived from agreements that do not breach any fiduciary duty of NB MANAGEMENT to TRUST.


Article III. PROSPECTUS AND PROXY STATEMENTS

        3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

        3.2 TRUST will bear the text composition, printing costs (or duplicating costs with respect to the statement of additional information), mailing and tabulation costs associated with

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the delivery of the following TRUST (or individual Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of the COMPANY:

  (i) prospectuses and statements of additional information;

  (ii) annual and semi-annual reports; and

  (iii) proxy materials.

  At least annually, NB MANAGEMENT shall provide the COMPANY with as many printed copies of the current prospectus for each Designated Portfolio as the COMPANY may reasonably request for distribution to Contract owners. If requested by the COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST's prospectus for the Designated Portfolios as set in type or in camera-ready copy, or diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the COMPANY's website, all as the COMPANY may reasonably request) and other assistance as is reasonably necessary in order for the COMPANY once each year (or more frequently if the prospectuses for the Designated Portfolios are amended) to print together in one document and post on the COMPANY's website the current prospectus for the Variable Contracts issued by the COMPANY and the current TRUST prospectus for the Designated Portfolios. TRUST and NB MANAGEMENT agree that the prospectus for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other Portfolios or TRUST series unless required by law.

        3.3 TRUST or NB MANAGEMENT will provide, at its expense, the COMPANY with as many copies as the COMPANY may reasonably request to permit timely distribution to the Variable Contract owners of the following TRUST (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of the COMPANY:

        (i) the current prospectus for the Designated Portfolios (and no other Portfolios) for printing by the COMPANY;

        (ii) the statement of additional information for the Designated Portfolios (and no other Portfolios) suitable for duplication;

        (iii) proxy material suitable for printing; and

        (iv) the annual and semi-annual reports for the Designated Portfolios (and no other Portfolios) and other communications to the Variable Contract owners for printing by the COMPANY,

each to be set in type, or in camera-ready copy, or diskette in the form sent to the financial printer, or an electronic copy in a format suitable for posting on the COMPANY's website, all as the COMPANY may reasonably request.

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        3.4     TRUST or its designee will provide the COMPANY with at least one complete copy of all registration statements, prospectuses, statements of additional information ("SAIs"), sales literature and other promotional materials, proxy statements, exemptive applications, requests for no-action letters, and all amendments or supplements to any of the above that relate to the TRUST, Designated Portfolios or its shares (collectively, "Trust Material") promptly after the filing of each such document with the SEC or other regulatory authority. The COMPANY or its designee will provide TRUST with at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, exemptive applications, requests for no-action letters, and all amendments or supplements to any of the above that relate to the Contracts (collectively, "Contract Material") promptly after the filing of each such document with the SEC or other regulatory authority.

Article IV. SALES MATERIALS

        4.1 The COMPANY will furnish, or will cause to be furnished, to TRUST and NB MANAGEMENT, each piece of sales literature or other promotional material in which TRUST or NB MANAGEMENT is named, at least ten (10) Business Days prior to its intended use. No such material will be used if TRUST or NB MANAGEMENT objects to its use in writing within five (5) Business Days after receipt of such material. Trust and NB Management reserve the right to reasonably object to the continued use of any such sales literature or other promotional material in which Trust and NB Management is named, and no such material shall be used if Trust and NB Management so objects.

        4.2 TRUST and NB MANAGEMENT will furnish, or will cause to be furnished, to the COMPANY, each piece of sales literature or other promotional material in which the COMPANY, its Separate Account(s), or any Variable Contract is named, at least ten (10) Business Days prior to its intended use. No such material will be used if the COMPANY objects to its use in writing within five (5) Business Days after receipt of such material. The COMPANY reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the COMPANY, its Separate Account(s), or any Variable Contract is named, and no such material shall be used if the COMPANY so objects.

        4.3 TRUST, NB MANAGEMENT, and their affiliates and agents shall not give any information or make any representations on behalf of the COMPANY or concerning the COMPANY, the Separate Account(s), or the Variable Contracts, other than the information or representations contained in a registration statement or prospectus or SAI for such Variable Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the COMPANY or its designee, except with the written permission of the COMPANY.

        4.4 The COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST in connection with the sale of the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for TRUST, as such registration statement, prospectus or SAI may

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be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST, NB MANAGEMENT, or its designee, except with the written permission of TRUST or NB MANAGEMENT.

        4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, shareholder reports and proxy materials (including solicitations for voting instructions), and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the '40 Act or the '33 Act.

        4.6. At the request of any Party to this Agreement, each other Party will make available to the other Party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any Party's obligations under this Agreement.

Article V. POTENTIAL CONFLICTS

        The following provisions shall apply only upon the sale of shares of Designated Portfolios to variable life insurance separate accounts, and then only to the extent required under the 1940 Act.

        5.1 TRUST represents that the Board of Trustees of TRUST (the "Board") will monitor TRUST for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the TRUST. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.

        5.2 The COMPANY will report any potential or existing conflicts of which it is aware to the Board. The COMPANY will assist the Board in carrying out its responsibilities under the conditions set forth in the notice issued by the SEC for the TRUST on April 12, 1995

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(the "Notice") (Investment Company Act Release No. 21003), by providing the
Board with all information reasonably necessary for it to consider any issues raised. This includes, but is not limited to, an obligation by the COMPANY to inform the Board whenever Variable Contract owner voting instructions are disregarded by the COMPANY. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

        5.3 If a majority of the Board or a majority of its members who are not interested persons of TRUST, NB MANAGEMENT or any sub-adviser to any of the Designated Portfolios ("Disinterested Members") determines that a material irreconcilable conflict exists, affecting the COMPANY, the COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of Disinterested Members), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the COMPANY may be required, at the election of the TRUST, to withdraw the affected Separate Account's investment in the TRUST, and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Members. Any such withdrawal and termination must take place within six (6) months after TRUST gives written notice that this provision is being implemented, and until the end of that six month period TRUST, and NB MANAGEMENT shall continue to accept and implement orders by the COMPANY for the purchase (and redemption) of shares of TRUST. No charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

        For the purposes of this Section 5.3, a majority of the Disinterested Members shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the TRUST or NB MANAGEMENT (or any other investment adviser of the TRUST) be required to establish a new funding medium for any Variable Contract. Further, the COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.

        5.4 The Board's determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to the COMPANY.

        5.5 No less than annually, the COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by Section 5.3 of this Agreement. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

Article VI. VOTING

        6.1 The COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, the COMPANY, where applicable, will vote shares of TRUST held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. The COMPANY will be responsible for assuring that each of its Separate Accounts that participates in TRUST calculates voting privileges on matters related to the TRUST in a manner consistent with other participants as defined in the conditions set forth in the Notice ("Participants"). The obligation to calculate voting privileges in a manner consistent with all other Separate Accounts investing in TRUST will be a contractual obligation of all Participants under the agreements governing participation in TRUST. Each Participant will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions for that Separate Account. TRUST shall provide the COMPANY and each Participating Insurance Company with a written copy of the conditions set forth in the Notice and such other assistance as may be necessary to facilitate coordination between the COMPANY and other Participating Insurance Companies in complying with such conditions and provided further that the COMPANY shall be free to vote TRUST shares attributable to any Separate Account in any manner permitted by applicable law, to the extent the Order is superceded by SEC or administrative practice (including no-action relief). The COMPANY reserves the right to vote TRUST shares held in its general account and any segregated asset account in its own right, to the extent permitted by law.

        6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then (a) TRUST and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable; and (b) Sections 5.1, 5.2 and 5.3 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

        6.3 The Trust will comply with all provisions of the 1940 Act, the regulations thereunder, and applicable SEC staff interpretations regarding voting by Shareholders.

Article VII. INDEMNIFICATION

        7.1 Indemnification by the COMPANY. The COMPANY agrees to indemnify and hold harmless TRUST and NB MANAGEMENT and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or NB MANAGEMENT within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of Sections 7.1 through 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the COMPANY, which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) (collectively, a "Loss") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the sale of the Variable Contracts and :

 (a) arises out of or is based upon any untrue statements or alleged untrue statements of any material fact contained in any Contract Material, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the COMPANY or its designee by or on behalf of the Indemnified Party for use in the Contract Materials or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

 (b) arises out of or as a result of statements or representations (other than statements or representations contained in TRUST Materials not supplied by the COMPANY, or persons under its control) or wrongful conduct of the COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

 (c) arises out of any untrue statement or alleged untrue statement of a material fact contained in any Fund Materials or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST for inclusion therein by or on behalf of the COMPANY; or

 (d) arises as a result of any failure by the COMPANY to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement; or

 (e) arises out of or results from any material breach of any representation and/or warranty made by the COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by the COMPANY;

as limited by the provisions of Sections 7.2 and 7.3 hereof.

        7.2 The COMPANY shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any Indemnified Parties.

        7.3 The COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the COMPANY of any such claim shall not relieve the COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the COMPANY shall be entitled to participate at its own expense in the defense of such action. The COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the COMPANY to such Party of the COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the COMPANY will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation. Each Indemnified Party will promptly notify the COMPANY of the commencement of any litigation or proceedings against the Indemnified Party or any of its officers or directors in connection with this Agreement, the issuance or sale of the Portfolio shares, the Variable Contracts or the operation of each Separate Account or the acquisition of shares in the TRUST.

        7.4 Indemnification by NB MANAGEMENT. NB MANAGEMENT agrees to indemnify and hold harmless the COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls the COMPANY within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of Sections 7.4 through 7.6) and the Variable Contract owners against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the sale or acquisition of TRUST shares or the Variable Contracts and:

 (a) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any TRUST Materials, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to NB MANAGEMENT or TRUST by or on behalf of the Indemnified Party for use in the TRUST Material or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

 (b) arises out of or as a result of statements or representations (other than statements or representations contained in Contract Material not supplied by NB MANAGEMENT or persons under its control) or wrongful conduct of TRUST or NB MANAGEMENT or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

 (c) arises out of any untrue statement or alleged untrue statement of a material fact contained in any Contract Materials, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the COMPANY for inclusion therein by or on behalf of TRUST or NB MANAGEMENT; or

 (d) arises as a result of (i) a failure by TRUST or NB MANAGEMENT to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

 (e) arises out of or results from any material breach of any representation and/or warranty made by TRUST or NB MANAGEMENT in this Agreement or arise out of or result from any other material breach of this Agreement by TRUST or NB MANAGEMENT;

as limited by and in accordance with the provisions of Sections 7.5 and 7.6 hereof.

        7.5 NB MANAGEMENT shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the COMPANY.

        7.6 NB MANAGEMENT shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified NB MANAGEMENT in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify NB MANAGEMENT of any such claim shall not relieve NB MANAGEMENT from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, NB MANAGEMENT shall be entitled to participate at its own expense in the defense thereof. NB MANAGEMENT also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from NB MANAGEMENT to such Party of NB MANAGEMENT's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and NB MANAGEMENT will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation. Each Indemnified Party will promptly notify NB MANAGEMENT of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance of sale of the Portfolio shares, the Variable Contracts or the operation of each Separate Account or the acquisition of shares in the TRUST.

        7.7 Indemnification by TRUST. TRUST agrees to indemnify and hold harmless the COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls the COMPANY within the meaning of
Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of Sections 7.7 through 7.9) and the Variable Contract owners against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the operation of the TRUST and:

 (a) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any TRUST Materials, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to NB MANAGEMENT or TRUST by or on behalf of the Indemnified Party for use in the TRUST Materials or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

 (b) arises out of or as a result of statements or representations (other than statements or representations contained in Contract Material not supplied by NB MANAGEMENT or persons under its control) or wrongful conduct of TRUST or NB MANAGEMENT or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

 (c) arises out of any untrue statement or alleged untrue statement of a material fact contained in any Contract Materials, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the COMPANY for inclusion therein by or on behalf of TRUST or NB MANAGEMENT; or

 (d) arises as a result of (i) a failure by TRUST to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement; or

 (e) arises out of or results from any material breach of any representation and/or warranty made by TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by TRUST;

as limited by and in accordance with the provisions of Sections 7.8 and 7.9 hereof.

        7.8 TRUST shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the COMPANY or the Separate Account.

        7.9 TRUST shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified TRUST in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify TRUST of any such claim shall not relieve TRUST from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, TRUST shall be entitled to participate at its own expense in the defense thereof. TRUST also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from TRUST to such Party of TRUST's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and TRUST will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation. Each Indemnified Party will promptly notify TRUST of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance sale of the Portfolio shares, the Variable Contracts or the operation of each Separate Account or the acquisition of shares in the TRUST.


Article VIII. TERM; TERMINATION

        8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

        8.2 This Agreement shall terminate in accordance with the following provisions:

(a) At the option of the COMPANY or TRUST, with or without cause, with respect to some or all of Designated Portfolios, upon 90 days' advance written notice delivered to the other Parties, unless a shorter time is agreed to by the Parties;

(b) At the option of the COMPANY, by written notice to the other Parties with respect to any Designated Portfolios upon the COMPANY's determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Variable Contracts;

(c) At the option of the COMPANY, upon the institution of formal proceedings against TRUST by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the

COMPANY's reasonable judgment, materially impair TRUST's ability to meet and perform Trust's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the COMPANY with said termination to be effective upon receipt of notice;

(d) At the option of TRUST, upon the institution of formal proceedings against the COMPANY by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair the COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

(e) At the option of the COMPANY by written notice to the other Parties with respect to any Designated Portfolio in the event any Designated Portfolio's shares are not registered, issued or sold in accordance with applicable law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by the COMPANY;

(f) At the option of the COMPANY by written notice to the other Parties with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor provision or fails to comply with the Section 817(h) diversification requirements specified in Section 2.11 and 2.12 hereof or the COMPANY reasonably believes that such Portfolio may fail to so qualify or comply;

(g) At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by the COMPANY;

(h) At the option of the COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the COMPANY within ten days after written notice of such breach is delivered to TRUST;

(i) At the option of TRUST, upon the COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to the COMPANY;

(j) At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

(k) In the event this Agreement is assigned without the prior written consent of the COMPANY, TRUST, and NB MANAGEMENT, termination shall be effective immediately upon such occurrence without notice.

(l) Termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Variable Contracts, provided that the Company has given at least 45 days prior written notice to TRUST and NB MANAGEMENT of the date of substitution.

        8.3     Notwithstanding any termination of this Agreement pursuant to
Section 8.2 hereof, TRUST and NB MANAGEMENT shall, at the option of the Company, continue to make available additional TRUST shares, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to retain investments, reinvest dividends, reallocate investments, redeem investments in TRUST and/or invest in TRUST upon the making of additional payments under the Existing Contracts.. The Parties agree that this Section 8.3 shall not apply to terminations under
Article V and the effect of Article V terminations shall be governed by
Article V of this Agreement.

        8.4 Notwithstanding any termination of this Agreement, the following provisions shall survive: Article VII and Section 10.1 of Article X. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.




Article IX. NOTICES

        Any notice hereunder shall be sufficiently given when sent by registered mail or certified mail return receipt requested, or next-day delivery to the other Parties at the addresses set forth below or at such other address as a Party may from time to time specify in writing to the other Parties.

If to TRUST or NB MANAGEMENT:

Neuberger Berman Management Inc.
605 Third Avenue
New York, NY 10158-0006
Attention: Ellen Metzger, General Counsel

If to the COMPANY:

New York Life Insurance and Annuity Corporation
51 Madison Avenue
New York, New York 10010
Attention: Robert D. Rock, Senior Vice President


Article X. MISCELLANEOUS

        10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

        10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

        10.5 The Parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio. No Trustee, officer, or shareholder of a Portfolio (solely by reason of their status as such) shall be personally liable for such debt, obligation or liability of any Portfolio.

        10.6 Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

        10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, NB MANAGEMENT and the COMPANY.

        10.9 This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties hereto.

        IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.


NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST

By:
   -------------------------------
Name:
Title:

NEUBERGER BERMAN
MANAGEMENT INC.

By:
   -------------------------------
Name:
Title:


NEW YORK LIFE INSURANCE
AND ANNUITY CORPORATION

By:
   -------------------------------
Name:
Title:

                                  APPENDIX A

Neuberger Berman Advisers Management Trust Portfolios

Balanced Portfolio

Growth Portfolio

Guardian Portfolio

International Portfolio

Limited Maturity Bond Portfolio

Liquid Asset Portfolio

Mid-Cap Growth Portfolio

Partners Portfolio

Socially Responsive Portfolio

                                  APPENDIX B

Neuberger Berman Mid-Cap Growth Portfolio